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                                                                EXHIBIT 99(c)(5)



                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                 THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Second Amendment") is made and entered into as of the 19th day of February, 1997 by and among Cooperative Computing, Inc., a Texas corporation ("Parent"), CCI Acquisition Corp., a Delaware corporation ("Sub"), and Triad Systems Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                 WHEREAS, Parent, Sub and the Company are parties to an Agreement and Plan of Merger, dated as of October 17, 1996 (as amended by that certain First Amendment to Agreement and Plan of Merger dated as of January 15, 1997, the "Merger Agreement");

                 WHEREAS, Parent, Sub and the Company wish to amend certain provisions of the Merger Agreement;

                 NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. Defined Terms. Terms used herein with their initial letters capitalized and not otherwise defined herein (including those terms so used and not defined in the recitals above) shall have the respective meanings given such terms in the Merger Agreement.

                 2. Amendment of Section 1.1(b) of the Merger Agreement. The first sentence of Section 1.1(b) of the Merger Agreement is hereby amended by deleting each of the two references to "120 calendar days" appearing in clause (v) of such sentence and replacing each such reference with the following: "135 calendar days".

                 3.       Amendment of Section 8.1(g) of the Merger Agreement.
Section 8.1(g) of the Merger Agreement is hereby amended by deleting the reference to "the 120th day" appearing in such Section and replacing such reference with the following: "the 135th day".

                 4. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which will be
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deemed an original and all of which together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]





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                 IN WITNESS WHEREOF, the parties hereto have executed this
Second Amendment as of the date and year first above written.

                                        COOPERATIVE COMPUTING, INC.


                                        By: /s/ MATTHEW HALE
                                           -------------------------------------
                                        Name: Matthew Hale
                                             -----------------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------


                                        CCI ACQUISITION CORP.


                                        By:  /s/ GLENN E. STAATS
                                            ------------------------------------
                                        Name:  Glenn E. Staats
                                              ----------------------------------
                                        Title:  President
                                               ---------------------------------


                                        TRIAD SYSTEMS CORPORATION


                                        By:  /s/ STANLEY F. MARQUIS
                                            ------------------------------------
                                        Name:  Stanley F. Marquis
                                              ----------------------------------
                                        Title:  Chief Financial Officer
                                               ---------------------------------







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